UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                  Form 8-K


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported) June 25, 2001


                      Commission File Number 000-30935



                              NOVAMEX USA, LTD
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          (Exact Name of Registrant as Specified in its Charter)


          OREGON                                           98-0198290
-------------------------------                      ----------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)



                         360 rue Franquet, Suite 10
                         Sainte-Foy, Quebec, Canada
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                  (Address of principal executive offices)


                               (418) 652-9001
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              (Registrant's Executive Office Telephone Number)



ITEM 1.  CHANGES IN CONTROL.

     On or about July 18, 2001, Dr. Ronald Simard and Dr. Ismail Fliss, directors of the Company and owners of approximately 6,900,000 restricted shares of the Company or 64% of the issued and outstanding shares, in a private transaction completed a stock purchase agreement in which they sold 6,250,000 of their restricted shares to 3477240 Canada Inc., a corporation incorporated under the Canadian Business Corporations Act . 3477240 Canada Inc., purchased the shares for USD $97,380.

      3477240 Canada Inc., is now the controlling shareholder of the Company owning approximately 59% of the issued and outstanding shares. The president and beneficial holder of 3477240 Canada Inc., Karim Menassa is an officer and director of the Company's wholly owned subsidiary, Novamex Diagnostic Ltd., and is therefore considered to be a related party.

ITEM 6. RESIGNATION OF DIRECTORS

     In connection with the change in control reported herein, the Company has accepted the resignation of Ronald Simard and Ismail Fliss from the Company's board of directors. Mssrs. Simard and Fliss will continue to hold other positions within the Company until such time as they are replaced by the board of directors. Neither resignation letter reported any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     The vacancies created by the resignation of Ronald Simard and Ismail Fliss will be filled in accordance with the Company's bylaws and the laws of the State of Oregon at a future date.

ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits - None.








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                                SIGNATURES

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Novamex USA, Ltd.


Date: August 3, 2001                 By: /s/ Ronald Simard
                                     ------------------------------------
                                     President


Date: August 3, 2001                 By: /s/ Ismail Fliss
                                     ------------------------------------
                                     Secretary
























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